UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2015
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago IL, 60606		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On November 9, 2015, a wholly-owned subsidiary of JLL Income Property Trust (the “Company”) entered into an agreement to acquire a 100% fee simple interest in a 180-unit luxury apartment community located in the coastal town of Point Loma just north of San Diego, CA. The property is currently under construction with closing estimated to occur in the second quarter of 2016. The purchase price is approximately $90 million and is subject to normal closing pro rations and adjustments. The Company has deposited $3 million of initial earnest money and will deposit an additional $1 million of earnest money at the completion of each of the three phases of construction. The closing is conditioned on the satisfaction of matters that are usual and customary for a real estate development transaction. The seller, an affiliate of Monarch Group, is a prominent local residential developer.
The Company expects to fund the transaction using cash on hand. There is no assurance that the Company will close the acquisition on the terms described above, or at all.

Item 7.01 Regulation FD Disclosure

On November 12, 2015, the Company issued a press release announcing its board of directors declared for the fourth quarter of 2015 a gross dividend in the amount of $0.12 per share to holders of the Company's common stock of record as of December 30, 2015. The dividend is payable on or around February 5, 2016. Stockholders will receive $0.12 per share less applicable class-specific fees, if any. Any future dividends will be made at the discretion of the board and will depend on the Company’s earnings, financial condition, maintenance of its REIT status and such other factors as the board of directors may deem relevant from time to time.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on November 12, 2015 announcing dividend for fourth quarter 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ GREGORY A. FALK
Name: Gregory A. Falk
Title: Chief Financial Officer

Date: November 13, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on November 12, 2015 announcing dividend for fourth quarter 2015.